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EXHIBIT 99.1

                             WILLIAM E. THOMAS, INC.
                         A PROFESSIONAL LAW CORPORATION
                         6800 Indiana Avenue, Suite 130
                           Riverside, California 92506
                           (951) 782-8812 - Telephone
                           (951) 782-8850 - Facsimile
                               September 24, 2008


Scott Schoeffel, General Counsel
Integrated Healthcare Holdings, Inc.
1301 North Tustin Avenue
Santa Ana, CA 92705

                Re: Legal Representation by William E. Thomas, Inc.

Dear Mr. Schoeffel:

         This letter sets forth the terms of your engagement of the services of William E. Thomas of William E. Thomas, Inc. ("Attorney").

                             IDENTITY OF THE CLIENT:

         The Client retaining the Attorney by this agreement is Integrated Healthcare Holdings, Inc., a Nevada corporation ("IHHI"). The Client will be referred to in this agreement as "You," "Your" or "Client."

                            SUBJECT OF REPRESENTATION

         You have engaged the Attorney to represent You, as Special Counsel, in connection with the supervision and coordination a number of pending lawsuits to which Client is a party ("Lawsuits"). Client has identified a specific list of Lawsuits as of the date of this agreement. Attorney understands and agrees that Client may from time to time add to, or subtract from, the current list of Lawsuits with Attorney's consent. The services that the Attorney will render In connection with the Lawsuits will hereinafter be referred to as the "Representation."

                               NATURE OF SERVICES

         Attorney will to devote approximately twenty (20) hours per week on the representation. Attorney intends to be onsite at Client's headquarters in Santa Ana, and/or coordinating with defense counsel, Enterprise Counsel Group in Irvine, or such other counsel as may be designated by Client, approximately two
(2) days per week. Attorney is under no obligation to maintain time records.



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Scott Schoeffel                                                          Page 2
September 24, 2008





                                  COMPENSATION

         Client agrees to compensate attorney at the flat rate of Twenty Thousand Dollars ($20,000,000) per month plus reimbursement of out-of-pocket costs. Attorney will provide appropriate documentation substantiating such out-of-pocket costs. Said Twenty Thousand Dollars ($20,000,000) per month shall be payable in arrears at the conclusion of each month but no later than the 10th of such month. Although Attorney began rendering services on August 26, 2008, the parties have agreed that Attorney's services in August and September shall be accounted for as a single month payable in October.

                                    BOARD FEES

         Attorney is an independent contractor providing services on a special assignment. Nothing herein shall preclude or effect attorney's participation on Client's Board of Directors and its committees and to be receive customary compensation for such Board and Committee service.

                                   CONFLICTS:

         Client is aware that Attorney is involved in the following relationships:

                  1. Attorney is a shareholder and member of the Board of Directors and serves on the Compensation and Legal Affairs Committees;

                  2. Kall P. Chaudhuri, M.D. ("Dr. Chaudhuri") is Client's largest shareholder. Attorney represents Dr. Chaudhuri personally as well as most of his affiliates;

                  3. Dr. Chaudhuri is the majority owner and Attorney is a minority owner of Ganesha Realty, LLC ("Ganesha"). Ganesha is a forty-nine percent (49% member of Pacific Coast Holdings Investment, LLC ("PCHI"). PCHI is Client's landlord. In addition, pursuant to an arbitration award not yet confirmed by court, PHCI may have an obligation to advance legal fees and to indemnify Dr. Anil Shah with respect to the IHHI v. Shah lawsuit referenced above;

                  4. Ganesha is a Credit Party with respect to Your financing with Medical Capital;

                  5. The Attorney, Dr. Chaudhuri and Ganesha and/or other affiliates reserve the rights to protect their interests in connection with the lawsuits referenced above, including filing appropriate lawsuits or proceedings of their own if the circumstances require; and

                  6. Both Dr. Chaudhuri and Attorney may be material witnesses in the lawsuits.


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Scott Schoeffel                                                          Page 3
September 24, 2008



         Although potential conflicts exist between the interests of Attorney and Client, Client acknowledges that it has determined that no actual conflict exists and knowingly waives such potential conflicts in order to obtain Attorney' services. In the event Client determines that an actual conflict has arisen, Client agrees to immediately notify Attorney of such determination such that Attorney may immediately terminate the representation to avoid being placed in an actual conflict of interest. In the event an actual conflict were to arise, Attorney reserves the right to withdraw from the representation with Client and continue to represent Dr. Chaudhuri and his affiliates with respect to their interests.

                                  COOPERATION:

         The Attorney will provide services to You in accordance with this agreement and in reliance upon information and guidance provided by You. The Attorney will keep You reasonably informed of progress and developments, and will respond to Your inquiries, to enable the Attorney to consult with You effectively, You agree to cooperate fully with the Attorney in all developments and to fully and accurately disclose all facts and documents that may be relevant to the matter or that the Attorney may otherwise request You also will make yourself and other appropriate Client personnel reasonably available to attend meetings, conferences, hearings and other proceedings as may be necessary.

                             NO GUARANTY OF SUCCESS

         Either at the commencement or during the course of the Attorney's services, the Attorney may express opinions or beliefs concerning various matters relating to the matters on which the Attorney is consulting on, as well as various courses of action and the results that might be anticipated. Any such statement is intended to be an expression of opinion only, based on information available to the Attorney at the time, and should not be construed by you as a promise or guaranty. Furthermore, You understand that the Attorney has made no representation or guaranty concerning a successful outcome on the matter in which consulting services are being provided.

                                  TERMINATION:

         You may terminate this agreement at any time by written notice to the Attorney. Your termination of the Attorney's services will not affect Your responsibility for payment of outstanding statements, accrued fees and expenses incurred before termination or in connection with an orderly transition of the matter. If such termination occurs, Your papers end property will be returned to you promptly. The Attorney's own flies pertaining to all matters will be retained. You may request access to the portion of the file which the Attorney retains should you have a need or desire to do so. It is agreed that all fees and costs accrued at the time of withdrawal will be immediately due and payable.

         The Attorney may terminate this agreement and withdraw from providing further services to You if You fall to fulfill Your obligations under this agreement, including Your obligation to pay the Attorney's fees and expenses as




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Scott Schoeffel                                                          Page 4
September 24, 2008



they become due, or as permitted or required under any applicable standards of professional conduct or upon the Attorney's reasonable notice to You, or if irreconcilable differences develop between the Attorney and You which, in the Attorney's sole discretion, would significantly impair the ability of the Attorney to satisfactorily and effectively discharge its duties to You.

                                  FILE STORAGE:

         Attorney shall have no responsibility to store any files created in the course of this representation.

                                  SEVERABILITY:

         If any of these provisions is stricken in an arbitration or a court proceeding, the remainder shall be enforced to the fullest extent provided by law.

                                  ARBITRATION:

         Should any dispute arise between You and the Attorney that is in any way related to the performance of this Agreement by You or the Attorney or in any way related to the Attorney's representation of You in either the matter described above or in any other matter, including but not limited to disputes regarding fees, or claims regarding breach of contract, professional malpractice, breach of fiduciary duty or any other claim based on law or equity, You agree to have any such claim(s) resolved through binding arbitration in Riverside, California, pursuant to the Judicial Arbitration and Mediation Services ("J.A.M.S.") Arbitration Program. Without limiting generality of the foregoing. You and the Attorney expressly agree that any and all questions as to whether or not an issue constitutes a dispute or other matter arbitrable under this arbitration agreement shall themselves be settled by arbitration in accordance with this paragraph. Any award shall be final, binding and conclusive upon You and the Attorney and a judgment rendered thereon may be entered by the Riverside County Superior Court that shall have jurisdiction over any such dispute. YOU ACKNOWLEDGE THAT YOU ARE AWARE OF THE FACT THAT BY AGREEING TO ARBITRATION, YOU WAIVE ANY RIGHT THAT YOU HAVE TO A COURT OR JURY TRIAL, FOR ANY AND ALL DISPUTES BETWEEN YOU AND THE ATTORNEY. You further acknowledge and agree that the arbitration shall be governed by the laws of the State of California and that the forum for any dispute arising hereunder, including the site of the arbitration, shall be the City of Riverside, California, County of Riverside, State of California.



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Scott Schoeffel                                                          Page 5
September 24, 2008


                                  LEGAL REVIEW:

         You acknowledge that the Attorney has discussed the terms of this agreement and that the Attorney has given You the opportunity to have this agreement reviewed by an Attorney or other person of Your choosing prior to You signing it.

         Please review this letter carefully and, if the terms and conditions of the Attorney's representation and the compensation arrangements meet with Your approval, please sign the enclosed copy of this letter and return it to the Attorney.


                                          Very truly yours,

                                          WILLIAM E. THOMAS, INC.

                                          /s/ William E. Thomas

                                          William E. Thomas
                                          President




                            ACKNOWLEDGED AND AGREED:

         The undersigned has agreed to the foregoing terms for the provision of legal services by William E. Thomas, Inc.

         The undersigned has read and understands the consent provisions set forth above, and specifically consents to the waiver of the conflicts of interest set forth above.

                                           INTEGRATED HEALTHCARE HOLDINGS, INC.

DATED:  09-25-08

                                           By:  /s/ J. Scott Schoeffel
                                              --------------------------------
                                                Scott Schoeffel, General Counsel